                              SETTLEMENT AGREEMENT

     This SETTLEMENT AGREEMENT ("Agreement"), dated as of December 5,1995, is by and between NEUROMEDICAL SYSTEMS, INC., a Delaware corporation ("NSI"), with its principal place of business at Two Executive Boulevard, Suffern, New York 10901, and Papnet of Ohio, Inc., an Ohio corporation ("Papnet Ohio"), Cytology Indiana, Inc., an Ohio corporation, Indiana Cytology Review Corporation, an Ohio corporation, ER Group, Inc., an Ohio corporation, Cytology West, Inc., a Delaware corporation, Carolina Cytology Licensing Company, an Ohio general partnership, Papnet Utah, Inc., a Nevada corporation (individually, a "Licensee" and, collectively, the "Licensees"), Carolina Cytology Warrant Partnership, an Ohio general partnership "CCWP"), and GRK Partners, an Ohio general partnership ("GRK")

     WHEREAS, NSI has entered into the following licensing agreements: (i) Agreement by and between NSI and Papnet Ohio (Kentucky and Standard
Metropolitan Statistical Area For Chicago, Illinois), dated March 23, 1990, as amended February 3, 1992 and March 30, 1992; (ii) Agreement by and between NSI and Papnet Ohio, dated October 29, 1989, as amended March 22, 1990, December 4, 1990, January 31, 1991 and March 30, 1992; (iii) Agreement by and between NSI and Cytology West, Inc. dated June 27, 1990, as amended February 4, 1992 and May 18, 1992; (iv) Agreement by and between NSI and ER Group, Inc., dated May 20, 1991, as amended January 30, 1992 and August 31, 1992; (v) Agreement by and between NSI and I-A Cytology (now named Cytology Indiana, Inc. and Indiana Cytology Review Company), dated August 29,1990, as amended February 3, 1992 and August 26, 1992; (vi) Agreement by and between NSI and Carolina Cytology Licensing Company, not dated, as amended March 1, 1993; and (vii) an Agreement by and between NSI and Papnet Utah, Inc. (collectively, the "Previous License Agreements"); and

     WHEREAS, the Licensees, CCWP, and any partners therein are considering whether to effect a combination by merger or otherwise of some or ALL of them (the "Merger"), with a single entity to be the surviving corporation (the "Surviving Corporation"); and

     WHEREAS, NSI and the Licensees desire that NSI and each Licensee (or the Surviving Corporation, immediately following the effectiveness of the Merger), enter into an Amended and Restated Agreement, in the form attached hereto as Exhibit A (the "Amended License Agreement"), to amend and restate NSI's previous license agreements with Licensees to provide for the licensing of the PAPNET-REGISTERED TRADEMARK- System, NSI Technology, and other Intellectual Property of NSI as defined in the Amended License Agreement; and

     WHEREAS, Papnet Ohio, Cytology Indiana, Inc., Indiana Cytology Review Company, ER Group, Inc., CCWP, and GRK (collectively, the "Holders") each own Warrants ("Warrants") to purchase shares of NSI's $.0001 par value Common Stock ("Common Stock"), and have elected to exercise such Warrants effective upon the completion of an offering to the public by NSI of the Common Stock (the "Initial Public Offering"); and

     WHEREAS, the parties now desire to clarify certain issues and to settle and compromise certain matters between them.

   NOW THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, it is hereby agreed and acknowledged as follows:

1. THE MERGER.

     Subject to the terms and conditions contained herein, NSI hereby consents to the Merger.

2. USE OF CORPORATE NAME.

     The Licensees hereby acknowledge and agree that NSI is the sole and exclusive owner of all current, pending and future worldwide patents and patent rights, copyrights, trademarks, trade names, trade secrets, know-how, utility models, improvements thereon and other intellectual property rights (including, without limitation, all applications and registrations with respect thereto) in and to, and the use of, PAPNET-REGISTERED TRADEMARK-, the PAPNET-REGISTERED TRADEMARK- System, and the PAPNET-REGISTERED TRADEMARK- Service (as those terms are defined in the Amended License Agreement). The Licensees further agree that, within ninety (90) days following the effective date of the Merger, the Surviving Corporation shall forever thereafter cease use of "PAPNET" in its corporate name, and shall release to NSI all rights and claims to the use of the "PAPNET" name which it may previously have had or asserted, except as such use is permitted under the Amended License Agreement. In the event that the Merger has not become effective by September 30, 1996, each Licensee shall forever thereafter cease use of "PAPNET" in its corporate or partnership name, and each Licensee shall release to NSI all rights and claims to the use of the "PAPNET" name which it may previously have had or asserted, except as such use is permitted under the Amended License Agreement.

3. AMENDED LICENSE AGREEMENT.

     NSI and the Licensees each hereby agree that NSI and the Surviving Corporation shall enter into the Amended License Agreement on the effective date of the Merger, or immediately thereafter, and that the Amended License Agreement will supersede and replace all Previous License Agreements made between NSI and the Licensees. Upon the occurrence of an Execution Event (as defined below) with respect to any Licensee, NSI and such Licensee agree to execute a separate license agreement in substantially the form of the Amended License Agreement, with appropriate changes with respect to such matters as each Licensee's Licensed Territory, and proportionate share of Revenue and related Slide and additional Royalty caps under Article 3 of the Amended License Agreement. For this purpose, an "Execution Event" with respect to any Licensee is the earliest to occur of the following events: (i) written notice given by such Licensee to NSI that such Licensee will not participate in the Merger, (ii) the occurrence of the Merger without the participation of such Licensee, or (iii) the failure of such Licensee to participate in and effect the Merger by September 30,1996.

4. PAST DUE ROYALTIES AND PAYMENTS.

     NSI agrees to pay to Licensees or the Surviving Corporation, at or before the time of execution of the Amended License Agreement, all royalty payments due under the Previous License agreements which have been accrued and remain unpaid at the time of execution of the Amended License Agreement. All royalties accruing subsequent to execution of the Amended License Agreement shall be payable in accordance with the terms and provisions of the Amended License Agreement. Licensees will pay, at or before the time of execution of the Amended License Agreement, all advances from NSI or accounts payable to NSI under the Previous License Agreements which have been accrued and remain unpaid at the time of execution of the Amended License Agreement. The mutual releases contained in Section 5 of this Agreement shall not alter the obligations contained in this Section 4.

     5. MUTUAL RELEASES; WAIVER.

     5.1. Subject to performance of all material obligations of NSI under this Agreement, the Licensees, CCWP and GRK hereby forever discharge and release NSI and its officers, directors, employees, agents, advisors, representatives and controlling persons from any and all manner of claims, demands, damages, actions, causes of action, suits or liabilities whatsoever of every name and nature, both in law or in equity by the Licensees, CCWP, GRK or any of their predecessors in interest or of their affiliates arising out of facts or circumstances occurring or existing on or prior to the date of this Agreement; PROVIDED, HOWEVER, that the licensees, CCWP and GRK do not release any claims against any such persons for any breach of NSI's obligations or representations and warranties under this Agreement or with respect to matters otherwise subject to indemnification pursuant to the Previous License Agreements for liability to third parties.

     5.2. Subject to performance of all material obligations of a Licensee, of CCWP, or of GRK under this Agreement, NSI hereby forever discharges and releases each such person, and its respective officers, directors, employees, agents, advisors, representatives, partners and controlling persons from any and all manner of claims, demands, damages, actions, causes of action, suits or liabilities whatsoever of every name and nature, both in law or in equity by NSI or any of its affiliates arising out of facts or circumstances occurring or existing on or prior to the date of this Agreement; PROVIDED, HOWEVER, that NSI does not release any claims against any such person for any breach of such person's obligations or representations and warranties under this Agreement or with respect to matters otherwise subject to indemnification pursuant to the Previous License Agreements for liability to third parties.

     5.3 Subject to the Performance of all material obligations of NSI under this Agreement, on the one hand, and the performance of all material obligations of Licensees on the other, and except as provided in Section 4 hereof, from the date hereof and continuing until the execution and delivery of the Amended License Agreement, NSI hereby waives any breaches by Licensees of the Previous License Agreements, and Licensees waive any breaches by NSI of the Previous License Agreements, but in each case only to the extent that the breach would not also be a breach the Amended

License Agreement If the Amended License Agreement Were in Effect at the Time.

6. ADDITIONAL NSI SHARES.

     As further consideration for the agreements of the Holders under this Agreement, in the event that NSI commences the Initial Public Offering on or before December 30, 1995, NSI agrees to pay to the Holders the amounts listed on Exhibit B hereto, which in the case of the Holders who are also Licensees, shall be deemed to be a rebate of license fees previously paid by them to NSI. Such amounts shall be payable in shares of Common Stock (the "Shares"), valued at the price to the public per share of Common Stock in the Initial Public Offering, less any underwriting discounts or commissions. At each Holder's option, to be exercised by written notice to NSI during the ten-day period following the closing of the Initial Public Offering, the Holder may elect to receive some or all of the amount listed on Exhibit B in cash. In the event a Holder does not provide such written notice to NSI during such ten-day period, the entire amount payable to such Holder shall be payable in shares. All amounts payable under this Section 6 shall be payable by NSI within ten days after the end of such ten-day election period. Upon issuance to the Holders, the shares shall be fully paid and nonassessable, free of any liens or encumbrances, and shall not be subject to any restrictions on transfer by the Holders. In the event that the Initial Public Offering has not been commenced on or before December 30, 1995, in lieu of the payments provided in this Section 6, the exercise price of each Holder's Warrants will be reduced to $.0001 per share of Common Stock on such date, and the Warrants shall be amended accordingly, Without further act or deed by the Holder or NSI.

7. FURTHER ASSURANCES.

     Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

8. REPRESENTATIONS AND WARRANTIES OF LICENSEES.

     Each Licensee hereby represents and warrants to NSI (each Licensee representing and warranting as to itself only) as follows:

     8.1. ORGANIZATION. the licensee is a corporation or partnership duly organized and validly existing under the laws of its state of incorporation or organization, and if the Licensee is a corporation, it is in good standing under the laws of its state of organization. The Licensee has the requisite corporate or partnership power to own or lease its properties and assets and to carry on its business as now conducted.

     8.2. AUTHORITY RELATIVE TO THIS AGREEMENT. The Licensee has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate or partnership action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of, the Licensee, enforceable in accordance with its terms.

     8.3. NO CONFLICTS; NO CONSENTS. Except for filings necessary to effect the Merger and the registration of shares of the Surviving Corporation to be issued in the Merger, the execution, delivery and performance of this Agreement by the Licensee will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance applicable to the Licensee, (ii) the Partnership Agreement or the Articles of Incorporation, Certificate of Incorporation, Bylaws or Regulations of the Licensee, (iii) any material agreement, lease, mortgage or other instrument or undertaking, oral or written, to which the Licensee is a party or by which it or any of its properties or assets is or may be bound or affected, or (iv) any judgment, order, writ, injunction or decree of any governmental authority.

9. REPRESENTATIONS AND WARRANTIES OF CCWP AND GRK.

     Each of CCWP and GRK hereby represents and warrants to NSI (each of them representing and warranting as to itself only) as follows:

     9.1. ORGANIZATION. Each of CCWP and GRK is a partnership duly organized and validly existing under the laws of Ohio, and has the requisite partnership power to own or lease its properties and assets and to carry on its business as now conducted.

     9.2. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of CCWP and GRK has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been duly and validly executed and delivered by, and constitutes the valid and binding obligation of, each of CCWP and GRK, enforceable in accordance with its terms.

     9.3. NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement by each of CCWP and GRK will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance applicable to each of CCWP and GRK, (ii) the Partnership Agreement of each of CCWP and GRK, (iii) any material agreement, lease, mortgage or other instrument or undertaking, oral or written, to which each of CCWP and GRK is a party or by which it or any of its properties or assets is or may be bound or affected, or (iv) any judgment, order, writ, injunction or decree of any governmental authority.

1O. REPRESENTATIONS AND WARRANTIES OF NSI.

    NSI hereby represents and warrants to Licensees, CCWP and GRK as follows:

     10.1. ORGANIZATION. NSI is a corporation duly organized, validly existing and in good standing under the laws of Delaware. NSI has the requisite corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     10.2. AUTHORITY RELATIVE TO THIS AGREEMENT. NSI has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of, NSI, enforceable in accordance with its terms.

     10.3. NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement by NSI will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance applicable to NSI, (ii) the Certificate of Incorporation or Bylaws of NSI, (iii) any material agreement, lease, mortgage or other instrument or undertaking, oral or written, to which NSI is a party or by which it or any of its properties or assets is or may be bound or affected, or (iv) any judgment, order, writ, injunction or decree of any governmental authority.

11. MISCELLANEOUS.

     11.1. RULES OF CONSTRUCTION. As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits hereto, as the same may from time to time be amended or supplemented, and not to any subdivisions contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation." References herein to "dollars," "U.S. $," and "I" are to United States dollars. References herein to Paragraph, Section, subsection or Exhibit shall refer to the appropriate Paragraph, Section, subsection or Exhibit in or to this Agreement.

     11.2. ASSIGNMENT. This Agreement is not assignable by any party without the prior written consent of the other parties, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     11.3. WAIVER; REMEDIES. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     11.4. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

     11.5. CHOICE OF LAW. This Agreement and the performance hereof shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to principles of conflicts of laws).

     11.6. NOTICE. All notices, invoices, consents or other communications required or permitted to be given by any party to another shall be in writing (including facsimile or similar writing) and shall be given by facsimile, Federal Express or similar courier service, or by certified or registered mail, postage prepaid as follows:

     (a) If to NSI, to:

          Neuromedical Systems, Inc.
          Two Executive Boulevard
          Suffern, New York 10901-4164
          Attn.: John B. Henneman, III
          Vice President of Corporate Development and General Counsel
          Facsimile: (914) 368-3896

     With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York 10004
          Attn.: Paul M. Reinstein, Esq.
          Facsimile: (212) 859-8686

     (b) If to the Licensees, to GRK or to the Surviving Corporation, to:

          Papnet of Ohio, Inc.
          6059 Memorial Drive
          Dublin, Ohio 43017
          Attn: David M. Richards, President

          Cytology West, Inc.
          3753 Howard Hughes Parkway
          Suite 200
          Las Vegas, Nevada 89109
          Attn: Carl Genberg, President
          Facsimile: (702) 892-3940

          Carolina Cytology
          c/o Rodney M. Kinsey, Sr.
          8651 Gairloch Court
          Dublin, Ohio 43017
          Facsimile: (614) 889-1052

          ER Group, Inc.
          c/o Mr. Thomas Kelley
          8598 Milmichael Court
          Dublin, Ohio 43017
          Facsimile: (614) 764-2501

          Cytology Indiana, Inc.
          Indiana Cytology Review Company
          c/o Mr. Cecil J. Petitti
          Chaney & Petitti Insurance Agency
          4266 Tuller Road
          Dublin, Ohio 43017
          Facsimile: (614) 764-1455

          Papnet Utah, Inc.
          c/o Mr. Kent Dawson
          626 South Third Street
          Las Vegas, Nevada 89101
          Facsimile: (702) 383-8495

     With copies to:

          Porter, Wright, Morris & Arthur
          41 South High Street
          Columbus, Ohio 43215
          Attn: William J. Kelly, Jr., Esq.
          Facsimile: (614) 227-2100

          Gallagher & Kennedy
          2600 North Central Avenue
          Phoenix, Arizona 85004-3020
          Attn: Michael Ahearn, Esq.
          Facsimile: (602) 257-4959

          Squire, Sanders & Dempsey
          1300 Huntington Center
          41 South High Street
          Columbus, Ohio 43215
          Attn: Daniel M. Maher, Esq.
          Facsimile: (614) 365-2499


or at such other address or facsimile number (or other similar number) as any party may from time to time specify to the other parties hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or facsimile (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in case of personal delivery, the actual day of personal delivery thereof, or, in the case of facsimile delivery, when such facsimile is transmitted, except that a change of address shall not be effective until actually received.

          11.7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. It may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

          11.8. HEADINGS. The headings used in this Agreement are for reference purposes only and shall not be construed to limit or further define any term or provisions hereof.

          11.9. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date first written above.


                                        NEUROMEDICAL SYSTEMS, INC.



                                        By: /s/ Mark R. Rutenberg
                                           -----------------------------
                                            Mark R. Rutenberg, President
                                            and Chief Executive Officer

                                        PAPNET OF OHIO, INC.


                                        By: /s/ David Richards
                                           -----------------------------
                                           David R. Richards, President


                                        CYTOLOGY INDIANA, INC.



                                        By: /s/ S. Trevor Ferger
                                            ----------------------------
                                            President


                                        INDIANA CYTOLOGY REVIEW COMPANY



                                        By: /s/ Cecil J. Petitti
                                            ----------------------------
                                            President


                                        PAPNET WEST LIMITED PARTNERSHIP


                                        By: /s/ Carl Genberg
                                            ----------------------------
                                            General Partner


                                        ER GROUP, INC.


                                        By: /s/ Thomas J. Kelley
                                            ----------------------------
                                            President

                                        CAROLINA CYTOLOGY LICENSING COMPANY


                                        By: /s/ Rodney Kinsey
                                            ----------------------------
                                            President


                                        CAROLINA CYTOLOGY WARRANT COMPANY


                                        By: /s/ Rodney Kinsey
                                            ----------------------------
                                            President


                                        CYTOLOGY WEST, INC.


                                        By:  /s/ Carl Genberg
                                            ----------------------------
                                            President


                                        PAPNET UTAH, INC.


                                        By: /s/ Kent Dawson
                                            ----------------------------
                                            President

                                        GRK PARTNERSHIP


                                        By: /s/ David J. Richards
                                           ----------------------------
                                            David J. Richards, a Partner



                                        By: /s/ Carl Genberg
                                            ----------------------------
                                            Carl Genberg, a Partner



                                        By: /s/ John P. Kennedy
                                            ----------------------------
                                            John Kennedy, a Partner

                                                                  Exhibit A
                       AMENDED AND RESTATED AGREEMENT


     THIS AMENDED AND RESTATED AGREEMENT, dated as of _________________, 1995, is by and between NEUROMEDICAL SYSTEMS, INC., a Delaware corporation ("NSI"), with its principal place of business at Two Executive Boulevard, Suffern, New York 10901, and ____________, a Delaware corporation ("Licensee"), with its principal place of business at ____________________ (this "Agreement"). This Agreement supersedes and replaces any and all prior agreements by and between NSI and Licensee and any of its predecessors-in-interest, including, without limitation, Papnet of Ohio, Inc., an Ohio corporation ("Papnet of Ohio"), Papnet Indiana Limited Partnership, an Ohio limited partnership, Papnet West Limited Partnership, an Ohio limited partnership, ER Group, Inc., an Ohio corporation, Carolina Cytology Licensing Company, an Ohio general partnership, Cytology West, Inc., a Delaware corporation, and Papnet Utah, Inc., a Nevada corporation.

     WHEREAS, NSI has designed, developed and produces the PAPNET-Registered Trademark- Testing System ("PAPNET-Registered Trademark-," "PAPNET-Registered Trademark- System" or "PAPNET-Registered Trademark- Testing"), which is a semi-automated system for the review of cell, tissue or body fluid specimens ("Slides") including, but not limited to, cervical cytology specimens;

     WHEREAS, the PAPNET-Registered Trademark- System consists of a scanning system (the "Scanner"), which processes Slides and stores digital images of certain portions of such Slides on a digital tape ("PAPNET-Registered Trademark-Images"), and a proprietary review station (the "Review Station"), which, among other things, permits a cytotechnologist trained by NSI to review the images stored on the digital tape;

     WHEREAS, NSI markets and sells PAPNET-Registered Trademark- Testing as a service, by which end-user laboratories submit Slides to one of NSI's central facilities for processing on a Scanner ("Scanning Centers"), and NSI returns such Slides and the related digital tape containing PAPNET-Registered Trademark-Images to such laboratories so that NSI-trained cytotechnologists employed by such laboratories may review the Slides and the related PAPNET-Registered Trademark- Images using a licensed, leased or purchased Review Station (the scanning of Slides and the use of the Review Station (whether by license, lease or purchase) are collectively referred to herein as the "PAPNET-Registered Trademark- Service");

     WHEREAS, NSI has been granted patents #4,965,725, #5,287,182, #5,287,272, and _______ by the United States government, covering the use of neural networks for the classification of cell, tissue or body fluid specimens, and has certain other patents and patent applications issued and pending in the United States and elsewhere and has or will have certain other patents in development relating to the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark-Service (the "Patents"); and

     WHEREAS, NSI has used the trademarks and trade names "Neuromedical Systems", "NSI", "PAPNET-Registered Trademark-" and its "box" logo and may use other names or marks to identify or describe the PAPNET-Registered Trademark-Service (the Patents and all pending and future worldwide patents and patent rights, copyrights, trademarks, trade names, trade secrets, know-how, utility models, improvements thereon and other intellectual property rights in and to the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark-Service, including without limitation, all applications and registrations with respect thereto, are collectively referred to as the "Intellectual Property"); and

     WHEREAS, Licensee acknowledges NSI's exclusive right in and to the Intellectual Property and the use thereof and NSI acknowledges Licensee's limited rights to use the Intellectual Property as provided herein; and

     WHEREAS, NSI wishes to enter into this Agreement with Licensee to amend and restate its previous agreement with Licensee and any of its predecessors-in-interest and to reflect the business combination into Licensee of Papnet of Ohio, Inc. Papnet Indiana Limited Partnership, Papnet West Limited Partnership, Cytology West, Inc., Carolina Cytology Licensing Company, ER Group, Inc., and Papnet Utah, Inc., which were formerly licensees of NSI; and

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.  DEFINITIONS.

     For purposes of this Agreement, capitalized terms shall have the meanings set forth below:

     "Agreement" shall have the meaning set forth under the preamble hereto.

     "Client" shall mean the ultimate laboratory purchaser of the PAPNET-Registered Trademark- Service from NSI and the Licensee.

     "End User License" shall mean the form of agreement attached hereto as Exhibit A, as the same may be amended from time to time.

     "FDA" shall mean the United States Food and Drug Administration.

     "Indemnifying Party" shall have the meaning set forth under Section 10.3 of this Agreement.

     "Indemnified Person" shall have the meaning set forth under Section 10.3 of this Agreement.

     "Intellectual Property" shall have the meaning set forth under the fifth recital of this Agreement.

     "Lease Service Costs" shall mean the charges to Licensee per Slide for all service provided by NSI in processing slides from Clients in the Licensed Territory. This charge will cover all costs of NSI related to the processing of Slides by the laboratory, including but not limited to Slide processing, review stations, DATs, upgrades, software, hardware, transportation costs (except Slide

Transportation Costs), training costs and all other such costs. The charge shall be the lower of: a) $1.00 per Slide, or b) NSI's average actual equipment cost per Slide for the acquisition of Scanners and related equipment used in rendering the PAPNET-Registered Trademark- Service. The per Slide charge under this paragraph in any year shall be calculated by dividing the average capitalized cost to NSI as recorded on its books of account of the Scanners and related equipment (i) by the average useful life thereof for depreciation purposes and (ii) then by the actual annual average processing volume of such equipment. The foregoing calculation shall be made annually, based upon cost, depreciation and processing volume data from the preceding fiscal year. This method will be the same method used to determine the cost to Licensee of any future equipment or service.

     "Licensed Territory" shall mean the States of Ohio, Arizona, Georgia, Kentucky, Missouri, Nevada, North Carolina and Utah and San Diego County, California and the standard metropolitan statistical area of Chicago, Illinois.

     "Licensee" shall have the meaning set forth under the preamble of this Agreement.

     "Loss" shall have the meanings set forth under Section 10.1 and 10.2 of this Agreement.

     "Multistate National Laboratories" shall mean any clinical laboratory companies that process more than 750,000 Slides annually, and which either
(i) have Slide processing laboratories both within and without the Licensed Territory, or (ii) are located outside the Licensed Territory and have ten percent (10%) or more of their annual Slide volume originating from patients
located within the Licensed Territory.   The parties will annually evaluate
the Slide volumes of clinical laboratory companies in the United States to identify the laboratory companies that meet this definition.

     "Notice" shall have the meaning set forth under Section 10.3 of this Agreement.

     "Notice of Defense" shall have the meaning set forth under Section 10.3 of this Agreement.

     "NSI" shall mean Neuromedical Systems, Inc. and its subsidiaries.

     "NSI Technology" shall mean any and all applications, modifications, refinements and improvements of the Patents and Intellectual Property, whether or not patented, including but not limited to the application of neural network technology to the classification of Slides and any patents, patent rights, copyrights, trademarks, trade names, trade secrets, know-how, utility models, improvements thereon and other intellectual property rights developed or acquired by NSI to assist in the sale, processing or enhancement of the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service or products related thereto.

     "PAPNET-Registered Trademark-" shall have the meaning set forth under the first recital of this Agreement.

     "PAPNET-Registered Trademark- Images" shall have the meaning set forth under the second recital of this Agreement.

     "Papnet of Ohio" shall have the meaning set forth under the preamble to this Agreement.

     "PAPNET-Registered Trademark- Service" shall have the meaning set forth under the third recital of this Agreement.

     "PAPNET-Registered Trademark- System" shall have the meaning set forth under the first recital of this Agreement.

     "PAPNET-Registered Trademark- Testing" shall have the meaning set forth under the first recital of this Agreement.

     "Patents" shall have the meaning set forth under the fourth recital of this Agreement.

     "Person" shall have the meaning ascribed to such term under Section 13(d) of the Securities Exchange Act of 1934.

     "Proprietary Materials" shall have the meaning set forth under Section 9.1 of this Agreement.

     "Revenue Slide" shall mean a Slide processed using the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service for which any charge is made by NSI.

     "Review Station" shall have the meaning set forth under the second recital of this Agreement.

     "Royalties" shall have the meaning set forth under Section 3.1 of this Agreement.

     "Scanner" shall have the meaning set forth under the second recital of this Agreement.

     "Scanning Centers" shall have the meaning set forth under the third recital of this Agreement.

     "Slides" shall have the meaning set forth under the first recital of this Agreement.

     "Slide Transportation Costs" shall mean the actual costs to NSI of transporting Revenue Slides between the Clients in the Licensed Territory and the applicable Scanning Center.

     "Term" shall have the meaning set forth under Section 12(a) of this Agreement.

     "Territory Gross Revenues" shall mean all sales, revenues or receipts recognized by NSI as sales or revenue under generally accepted accounting principles consistently applied, arising directly or indirectly from the sale, licensing or use of the PAPNET-Registered Trademark- System, PAPNET-Registered Trademark- Service, and/or any NSI Technology within the Licensed Territory, without any allowances, credits or deductions (other than such as would constitute price rebates, in the form of discounts or other reductions in the effective price per Slide charged to Clients), regardless of whether such sales, revenues or receipts are attributable to Licensee's activities within the Licensed Territory.

     "Worldwide Gross Revenues" shall mean all sales, revenues (regardless of whether such revenues are characterized as operating or non-operating revenues on NSI's consolidated financial statements) or receipts recognized by NSI as sales or revenue under generally accepted accounting principles consistently applied (and expressed in U.S. Dollars), without any allowances, credits or deductions (other than such as would constitute price rebates, in the form of discounts or other reductions in the effective price per Slide charged to Clients).

2.  DISTRIBUTION AND MARKETING.

     2.1 DISTRIBUTION RIGHTS. Upon the terms and subject to the conditions of this Agreement, NSI hereby grants to Licensee during the Term of this Agreement an exclusive right and license to sell the PAPNET-Registered Trademark- Service and any and all other NSI Technology in the Licensed Territory. Notwithstanding the foregoing, the grant of exclusive rights to Licensee hereunder shall not prohibit NSI from conducting sales activities in the Licensed Territory directly through NSI's national sales force and marketing in the Licensed Territory, provided that NSI gives Licensee reasonable advance notice of such activities.

     2.2  MARKETING AND SALES.

     (a) Licensee agrees to use reasonable efforts to promote and sell the PAPNET-Registered Trademark- Service within the Licensed Territory. Licensee will conduct such activities as it undertakes in accordance with marketing and sales policies and procedures of uniform national application promulgated from time to time by NSI's Vice President of Marketing and Sales, its Director of Sales, or such other person as NSI shall appoint for such purpose. Licensee will provide periodic sales reports and other sales-related information and internal reports to NSI as provided in such uniform policies adopted by NSI from time to time, and otherwise on the same basis as such information and reports are provided to Licensee's management, including assistance to NSI's Director of Sales in the preparation of monthly master production schedules. Licensee's Sales Manager shall also have access to such NSI sales data on the same basis as NSI's Director of Sales and shall promptly receive copies of internal NSI reports related to same. Notwithstanding the foregoing, NSI data relating to regions outside of the Licensed Territory (including aggregate national data) for any fiscal period of NSI shall not be required to be made available to Licensee until after NSI has filed its applicable periodic report as required under Section 13 of the Securities Exchange Act of 1934, and any material nonpublic sales information of Licensee for any fiscal period of Licensee shall not be required to be made available to NSI until after Licensee has filed its applicable periodic report as required under Section 13 of the Securities Exchange Act of 1934. All data and reports of a party provided to the other under this Section 2.2(a) shall be received by such other party subject to reasonable policies of the providing party regarding the use and disclosure of confidential information as the same are applicable to the providing party's officers and employees.

      (b) NSI shall have authority over the marketing and selling materials and methods relating to the PAPNET-Registered Trademark- Service. Licensee shall provide only NSI-approved marketing materials to Clients. NSI shall make available to Licensee, for a charge not to exceed NSI's actual per-unit incremental cost (exclusive of charges for design and other creative services), all such brochures, pamphlets, reprints and other marketing and sales materials as are available to NSI, in sufficient quantities for Licensee to conduct efficient marketing activities in the Licensed Territory; provided, however, that if use of any such materials is mandated by NSI, NSI shall bear the entire costs thereof. Licensee may also reproduce marketing materials obtained from NSI for use in conducting Licensee's marketing activities, provided that such reproduction shall be of equal or better quality. As requested by Licensee, NSI will use reasonable efforts to make available to Licensee other information, data, reprints and public speakers to aid in the promotion of the PAPNET-Registered Trademark- Service within the Licensed Territory, on reasonable terms and conditions.

     (c) Licensee shall obtain prior written approval from NSI for the use of any marketing materials for the PAPNET-Registered Trademark- Service which may be independently developed by Licensee. Any such request shall be made in writing to NSI's Vice President of Marketing, with a copy to NSI's General Counsel. NSI will promptly respond in writing to any such request; failure to respond within 30 days of receipt of any such request which has been delivered by certified mail shall constitute approval by NSI of such materials. NSI will have the ability to approve or deny use of such materials in the exercise of its reasonable discretion. All marketing materials independently developed by Licensee incorporating the Intellectual Property or relating to the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service shall clearly indicate Licensee's relationship with NSI.

     (d) Should NSI engage in advertising in visual, audio or print media or direct mail or direct response campaigns, or other similar methods of promoting the PAPNET-Registered Trademark- Service, which are substantially national in scope and tenor, NSI shall conduct a level of such promotional efforts in the Licensed Territory proportionate to the level of population within the Licensed Territory. NSI shall bear the cost of any such advertising or promotional activities which it conducts within the Licensed Territory.

     (e) NSI agrees to use reasonable efforts to inform Licensee of its marketing and sales efforts in the Licensed Territory. NSI will use reasonable efforts to provide Licensee the opportunity to participate in the implementation of marketing policies, strategies, and programs and will use its reasonable efforts to provide a representative of Licensee the opportunity to attend, either by phone or in person, all relevant meetings and other programs of NSI that relate to implementation of such policies, strategies and programs, or to any marketing, sales or customer relations activities in the Licensed Territory.

     (f) NSI agrees to cooperate with Licensee and to provide without charge its facilities and employees in arranging and conducting product demonstrations, tours of NSI facilities, meetings with NSI executives, and similar activities in connection with Licensee's marketing, sales and public relations efforts, upon reasonable prior notice and during normal business hours.

     2.4  SALES PERSONNEL.   Licensee will consult with and give reasonable
consideration to NSI's
evaluations and recommendations regarding the employment and retention of sales representatives of Licensee who market and sell the PAPNET-Registered Trademark- Service, and such evaluations and recommendations will be based upon criteria similar to those employed by NSI in the hiring and retention of its own sales force. NSI shall provide without cost to Licensee initial and periodic training of Licensee's sales personnel to the same extent and on the same basis that such training is provided to NSI's sales personnel, and shall keep Licensee's sales personnel updated with appropriate sales materials and other information. Licensee agrees to cause its sales personnel to participate in periodic marketing or sales meetings and conference calls conducted by NSI for its national sales force, and NSI will bear the costs of travel and lodging for meetings or other programs at which attendance by Licensee's sales personnel is requested by NSI.

     2.5 INTELLECTUAL PROPERTY. NSI hereby grants Licensee an irrevocable right to use during the Term of this Agreement, for the purpose of Licensee's marketing and sale of the PAPNET-Registered Trademark- Service in accordance with and subject to the terms of this Agreement, the copyrights, trademarks, and trade names used by NSI to identify PAPNET-Registered Trademark- or the PAPNET-Registered Trademark- Service. Licensee agrees to comply with such written policies of general application which NSI shall from time to time adopt concerning the use of NSI's copyrights, trademarks and trade names by NSI personnel, distributors and other representatives. Licensee shall have the right to reproduce NSI's trademarks and logos on its business cards, letterhead stationery, and corporate communications, provided that such materials indicate Licensee's relationship with NSI. Licensee shall not use NSI's copyrights, trademarks or trade names in a disparaging manner.
Licensee shall not take any action which is inconsistent with NSI's ownership of its copyrights, trademarks and trade names, and agrees that each of the foregoing shall inure to the benefit of NSI. NSI agrees to include correct trademark, trade name, copyright, trade secret and patent notices for the PAPNET-Registered Trademark- System and the PAPNET-Registered Trademark-Service on all materials and equipment where appropriate. Licensee shall not remove, alter, cover, obfuscate or otherwise deface any NSI trademark, trade name, patent, trade secret or copyright notice on the PAPNET-Registered Trademark- System or any part thereof or on any promotional or advertising material used in conjunction with or for the PAPNET-Registered Trademark-System or the PAPNET-Registered Trademark- Service. The foregoing provisions shall also apply to any other NSI Technology licensed to Licensee hereunder. Licensee agrees not to represent that any product or service sold by it in conjunction with the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service, and which is not licensed by NSI, is a product or service manufactured, provided or endorsed by NSI.

     2.6  NATURE AND SCOPE OF APPOINTMENT.   Licensee shall not knowingly
market, distribute, sell or license the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service outside of the Licensed Territory or for any use, other than as permitted by NSI; provided, however, that activities of Licensee outside the Licensed Territory reasonably incidental to marketing and sales activities within the Licensed Territory shall not be
a violation of this Section 2.6.   Licensee shall not, nor shall it encourage
or assist any third party to, make use of the PAPNET-Registered Trademark-System other than as permitted or recommended by NSI and indicated by the PAPNET-Registered Trademark- System's labeling. Nothing contained in this Agreement shall prohibit NSI from making, using, licensing, distributing, selling or granting any rights in and to the PAPNET-Registered Trademark-System or the PAPNET-Registered Trademark- Service outside of the Licensed Territory so long as there is no material effect on Licensee's exclusive rights within the Licensed Territory.

     2.7 REGULATORY COMPLIANCE. NSI agrees to promptly advise Licensee in writing of its policies with regard to governmental regulations affecting the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark-Service and any changes in such policies which may occur from time to time. Licensee agrees that any marketing or use of the PAPNET-Registered Trademark-System or the PAPNET-Registered Trademark- Service shall conform to NSI's practices or policies with respect to compliance with governmental regulations. Licensee agrees to use its reasonable efforts to cause its sales force to operate in strict compliance with NSI's policies and practices, and generally with all applicable governmental regulations applicable to their activities.

     2.8 GOVERNMENTAL RESTRICTIONS. To the extent that any court, governmental body or regulatory agency with jurisdiction over NSI or Licensee restricts or prohibits the marketing, distribution, provision or licensing of the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark-Service, Licensee's rights hereunder shall be subject to and limited by any such restriction or prohibition without liability to NSI of any type or nature except as expressly provided herein to the contrary.

     2.9 UPGRADES; IMPROVEMENTS. The provisions of this Agreement and the marketing and royalty rights of Licensee hereunder shall apply to any and all upgrades and improvements of the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service, whether or not patented, as well as any other product or service marketed or sold by NSI which is defined as "NSI Technology" hereunder.

3.  ROYALTIES.

     3.1  AMOUNT AND PAYMENT.

          (a) With respect to each fiscal month during the Term of this Agreement NSI shall be obligated to pay Licensee Royalties equal to fifty percent (50%) of the amount by which Territory Gross Revenues recognized by NSI during such month exceeds the sum of the Lease Service Costs and Slide Transportation Costs associated with the Slides processed during such month; provided, however, that the total amount of Royalties payable under this
Section 3.1(a) with respect to any fiscal year of NSI shall not exceed the amount of Royalties determined with respect to Territory Gross Revenues recognized by NSI from the processing of the first 12,175,000 Revenue Slides for such fiscal year which originate in the Licensed Territory.

          (b) Notwithstanding the provisions of Section 3.1(a), in the event that the aggregate amount of monthly Royalties paid with respect to any fiscal year of NSI shall be less than four and fifteen hundredths percent (4.15%) of NSI's Worldwide Gross Revenues for such fiscal year, NSI shall pay to Licensee as additional Royalties the amount of such difference; provided, however, that the total amount of Royalties payable under this Section 3.1(b) with respect to any fiscal year of NSI shall not exceed an amount equal to (i) Twenty Three Million Dollars ($23,000,000), less (ii) the total amount of Royalties payable under Section 3.1(a) with respect to such fiscal year.

          (c) The Royalties due with respect to any fiscal month shall be reported by NSI to Licensee within fifteen (15) days after the conclusion of such month, and shall be paid by NSI to

Licensee as soon as possible, but not later than thirty (30) days, after the conclusion of such month. Any additional Royalties payable pursuant to
Section 3.1(b) shall be reported and paid by NSI to Licensee not later than ninety (90) days after the end of the fiscal year with respect to which such
additional Royalties are due.   Royalty reports furnished by NSI to Licensee
pursuant to this Section 3.1(c) shall set forth the calculation of the Royalties in reasonable detail so that Licensee can determine the accuracy thereof. Royalties shall be paid by check or wire transfer.

          (d) NSI's obligation to pay any Royalties due under this Section
3.1 shall not be subject to any conditions or limitations other than as provided in this Section.

          (e) For purposes of determining Licensee's share of Territory Gross Revenues during any applicable period, there shall be included in Territory Gross Revenues during such period a proportionate share of gross revenues recognized by NSI arising directly or indirectly from the sale, licensing or use of the PAPNET-Registered Trademark- System, PAPNET-Registered Trademark-Service, and/or any NSI Technology to Multistate National Laboratories, without any allowances, credits or deductions (other than such as would constitute price rebates, in the form of discounts or other reductions in the effective price per Slide charged to Clients), regardless of whether the Revenue Slides attributable to such Multistate National Laboratories actually originate in the Licensed Territory. Such proportionate share shall be equal to the ratio which the population of the Licensed Territory bears to the population of the United States, as determined from time to time from the most recently available United States census data. As of the date of this Agreement, such ratio is ___ percent. In determining the amount of Royalties payable during any applicable period with respect to such proportionate share of gross revenues, an amount representing Lease Service Costs and Slide Transportation Costs will be deducted from Territory Gross Revenues. Such costs shall be determined by multiplying the average per Revenue Slide Lease Service Costs and Slide Transportation Costs in the Licensed Territory times the number of Revenue Slides represented by the proportionate share of gross revenues from Multistate National Laboratories included in the Territory Gross Revenues.

          (f) In the event that the PAPNET-Registered Trademark- System, PAPNET-Registered Trademark- Service, and/or any NSI Technology is ever applied by NSI to the processing of Slides other than cervical cytology specimens (I.E.,"PAP" smears), the parties will in good faith negotiate an increase in the Royalties cap contained in Section 3.1(a) above to accord Licensee a share of the additional Territory Gross Revenues attributable to such new Slide processing business, which is proportionate to the ratio which the population in the Licensed Territory bears to the total population of the United States at the time.

     3.2 BOOKS AND RECORDS. NSI agrees to keep full and accurate books and records showing all billings, Territory Gross Revenues, Worldwide Gross Revenues. Lease Service Costs, Slide Transportation Costs and Revenue Slide geographic origin in sufficient detail to enable Royalties to be determined and paid by it under this Article 3. NSI further agrees that Licensee and its representatives shall be permitted to inspect such books and records from time to time during regular business hours and to make such copies thereof as reasonably appropriate. Licensee shall be entitled to have such books and records audited by a certified public accountant at Licensee's expense, and

NSI agrees to place at the disposal of Licensee's accountant all books and records necessary or desirable in connection with such audit and to give such auditor reasonable assistance and cooperation. The cost of any such inspection or audit shall be borne by Licensee.

     3.3 CALCULATION OF GROSS REVENUES. The determination of NSI's independent auditor as to Worldwide Gross Revenues for any fiscal year shall be deemed presumptively correct. If disputed, Licensee shall have the right to make reasonable inquiry as to the method by which Worldwide Gross Revenues have been calculated and NSI shall instruct its auditor to provide a prompt and thorough response to such inquiry. Any and all disputes concerning the determination of Territory Gross Revenues or Worldwide Gross Revenues shall be subject to arbitration as provided in Section 13 of this Agreement.

     3.4 REMEDY FOR NON-PAYMENT OF ROYALTIES. Without limiting any other rights or remedies to which Licensee may be entitled hereunder, in the event of the failure of NSI to pay Licensee any Royalties when required to be paid under Section 3.1(c), interest thereon shall accrue monthly at the rate of 1.5% (18% per annum).

4. CONTRACT TERMS AND PROCEDURES; CLIENT TRAINING AND SERVICE.

     4.1 GENERAL. NSI shall provide Licensee with its standard form or forms of End User License and other forms of contracts to be executed between NSI and Clients, which shall be used by Licensee and NSI in the Licensed Territory. Licensee and NSI shall cooperate in negotiating the definitive terms of such contracts between NSI and Clients in the Licensed Territory. NSI agrees to comply with the terms of any End User License it enters into with Clients.

     4.2 CONTRACTING OBLIGATIONS OF NSI. NSI shall enter into contracts with Clients in the Licensed Territory under the same terms, conditions, charges, added customer benefits, and exceptions as it does in the remainder of the United States. NSI shall not refuse to enter into or delay entering into any contract with a Client in the Licensed Territory except upon grounds stated in NSI's written policies and procedures of uniform national application which have been provided to Licensee. In the event of such a delay or refusal, NSI shall promptly provide written notice to Licensee of such delay or refusal and the detailed grounds therefor, and shall cooperate with Licensee's efforts to remedy any noted deficiencies.

     4.3 NONDISCRIMINATION. NSI agrees that pricing, discounts and concessions, delivery schedules, and other contract terms of the PAPNET-Registered Trademark- Service provided to Clients within the Licensed Territory, as well as the quality and timeliness of service to them, will be no less favorable to such Clients than for laboratories, insurance companies or other purchasers in any other region or locality within the United States, except to the extent that NSI can demonstrate that any variance in pricing, discounts and concessions, or other contract terms is proportionate to differences in the cost of servicing a particular customer. Notwithstanding the foregoing, if NSI shall enter into agreements with laboratories, insurance companies or other purchasers on economic or business terms materially different than provided to Clients within the Licensed Territory, at Licensee's request, NSI shall extend such differing terms to Clients in the Licensed Territory with comparable costs of service. In order to assess NSI's compliance with this Section 4.3, NSI will permit Licensee to inspect, during normal business hours, NSI's contract files for Clients located outside of the Licensed Territory. The provisions of this Section 4.3 shall not impose any obligation on NSI to extend pricing, discounts, concessions, or other contract terms applicable to Multistate National Laboratories to Clients in the Licensed Territory.

     4.4 TRAINING AND REVIEW STATIONS. NSI shall provide training in the operation and maintenance of the Review Station and the evaluation of PAPNET-Registered Trademark- Images to personnel of Clients in the Licensed Territory, on terms and schedules comparable to those offered to Clients outside the Licensed Territory. NSI will notify Licensee of any anticipated delays in the delivery of Review Stations or in training of Client personnel of greater than thirty (30) days after execution and delivery of the End User License and other standard contract forms required by NSI.

6. REPRESENTATIONS AND WARRANTIES OF NSI.

     NSI (which term, for purposes of this Article 6, does not include subsidiaries) hereby represents and warrants to Licensee as follows:

     6.1 ORGANIZATION. NSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NSI has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     6.2 AUTHORITY RELATIVE TO THIS AGREEMENT. NSI has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of, NSI, and is enforceable in accordance with its terms.

     6.3 NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance; (ii) the Certificate of Incorporation or Bylaws of NSI; (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which NSI is a party or by which it or any of its properties or assets is or may be bound or affected; (iv) any judgment, order, writ, injunction or decree of any governmental authority, or (v) any action of or by, or filing with, any governmental authority. The execution and delivery of this Agreement do not and, except for any approvals, permits and licenses required to market the PAPNET-Registered Trademark- Service in the Licensed Territory, the performance of this Agreement will not, require any action, consent or approval of any person, entity or governmental authority.

     6.4 LITIGATION. Except as disclosed in Schedule 6.4 hereto, there is no pending or, to the knowledge of NSI, threatened legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on NSI or the performance by NSI of its obligations under this Agreement.

7.  REPRESENTATIONS AND WARRANTIES OF LICENSEE.

     Licensee hereby represents and warrants to NSI as follows:

     7.1 ORGANIZATION. Licensee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Licensee has the corporate power to own or lease its properties and assets and to carry on its business as now conducted.

     7.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Licensee has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. This Agreement has been authorized by all necessary corporate action of, has been duly executed and delivered by, and constitutes the valid and binding obligation of, Licensee, enforceable in accordance with its terms.

     7.3 NO CONFLICTS; NO CONSENTS. The execution, delivery and performance of this Agreement will not result in a breach in the terms or conditions of, or constitute a default under, or violate, or conflict with, or require, as the case may be: (i) any provision of any law, regulation or ordinance, (ii) the Certificate of Incorporation or Bylaws of Licensee, (iii) any agreement, lease, mortgage or other instrument or undertaking, oral or written, to which Licensee is a party or by which it or any of its properties or assets is or may be bound or affected, (iv) any judgment, order, writ, injunction or decree of any governmental authority, or (v) any action of or by, or filing with, any governmental authority. The execution and delivery of this Agreement do not, and except for any approvals, permits and licenses required to market the PAPNET-Registered Trademark- Service in the Licensed Territory, the performance of this Agreement will not, require any action, consent or approval of any person, entity or governmental authority.

     7.4 LITIGATION. There is no pending or, to the knowledge of Licensee, threatened legal, administrative, arbitration or other proceeding or governmental investigation which is likely to have a material adverse effect on Licensee or the performance by Licensee of its obligations under this Agreement.

8.  LIMITATIONS ON WARRANTIES AND LIABILITY.

     8.1 NO WARRANTIES. EXCEPT AS OTHERWISE PROVIDED HEREIN, NEITHER NSI NOR LICENSEE MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE PAPNET-Registered Trademark- SYSTEM OR THE PAPNET-Registered Trademark-SERVICE, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR THAT THE PAPNET-Registered Trademark- SYSTEM OR THE PAPNET-Registered Trademark-SERVICE AS DEVELOPED AND DESIGNED WILL MEET ANY REQUIREMENTS OF OR WILL PERFORM ERROR FREE OR IN CONFORMANCE WITH THE NEEDS OR REQUIREMENTS OF LICENSEE OR ANY CLIENT.

     8.2 INSURANCE COVERAGE. NSI agrees to obtain and maintain insurance coverage as is appropriate to cover any claims arising out of any injury to person or property resulting from use of the PAPNET-Registered Trademark-System, the PAPNET-Registered Trademark- Service, or other NSI Technology. NSI shall maintain coverage in the amount of __________________ per claim and ________________ in the aggregate. NSI agrees to name Licensee as an additional insured under the terms of the insurance policy or policies and to provide a copy of the insurance policy or policies to Licensee.

9.  OWNERSHIP AND INTELLECTUAL PROPERTY PROTECTION.

     9.1 OWNERSHIP OF PAPNET-Registered Trademark- SYSTEM. Licensee acknowledges and agrees that NSI is the sole and exclusive owner of the Intellectual Property embodied in the PAPNET-Registered Trademark- System, all information, materials, clinical and test data reports and filings produced in connection with any required regulatory approvals, permits and licenses, and all information, reports, specifications, source code, object code, documentation, diagrams, flow charts and any other tangible or intangible materials of any type whatsoever relating to the PAPNET-Registered Trademark- System and derived or produced by or on behalf of NSI (collectively, the "Proprietary Materials"). No provision contained in this Agreement shall be construed to transfer to Licensee any title or ownership interest in the Proprietary Materials or any Intellectual Property embodied in the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark- Service.

     9.2 SCOPE OF USE. Licensee shall not, and shall not knowingly assist any third party to, (a) modify or alter, create or attempt to create, by reverse engineering or otherwise, translate or decompile, translate or transfer, or otherwise attempt to derive the source code, structure or algorithms of, the PAPNET-Registered Trademark- System or any part thereof,
(b) use or adapt the PAPNET-Registered Trademark- System or any part thereof in any way, otherwise than in connection with the marketing or sale of the PAPNET-Registered Trademark- Service, (c) use the PAPNET-Registered Trademark- System or any part thereof to create a derivative work of the PAPNET-Registered Trademark- System or (d) rent, lease or otherwise provide temporary access to the PAPNET-Registered Trademark- System or any part thereof, except as incidental to marketing and sales activities otherwise permitted under this Agreement.

     9.3 CONTROL OF INTELLECTUAL PROPERTY PROTECTION. NSI shall at all times retain the sole and exclusive right to pursue, secure, maintain, protect and enforce its Intellectual Property rights in and to, or arising out of or related to, the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark-Service.

     9.4 PAPNET-Registered Trademark- SYSTEM NAME. NSI shall have the right in its sole discretion to select and include any trademark or trade name to identify the PAPNET-Registered Trademark- System, provided that Licensee will have only the same rights with respect to any such trademark or trade name as it does to other trademarks and trade names of NSI hereunder.

     9.5 PROTECTION OF INTELLECTUAL PROPERTY. Licensee shall use its reasonable efforts to protect and maintain the protection of the Intellectual Property, as the same may be modified, upgraded or enhanced from time to time. Upon NSI's request, Licensee shall, at NSI's sole cost and expense, assist NSI in securing, maintaining and enforcing NSI's Intellectual Property rights in and to the

PAPNET-Registered Trademark- System or the PAPNET-Registered
Trademark-Service, including, but not limited to, undertaking any and all necessary and appropriate actions in accordance with NSI's requests.

     9.6 NOTICE OF INFRINGEMENT. Licensee shall promptly notify NSI of any infringement of any Intellectual Property right of NSI with respect to the PAPNET-Registered Trademark- System or the PAPNET-Registered Trademark-Service which is known to Licensee. Upon reasonable notice of infringement, NSI shall have the right, but not the obligation, to bring any suit or action for infringement of its Intellectual Property at its own expense. Licensee shall, if requested by NSI, actively assist in the prosecution of such action. All costs for such assistance shall be paid by NSI.

     9.7 INFRINGEMENT. If, as a result of any claim of infringement, Licensee or NSI is permanently enjoined from selling the PAPNET-Registered Trademark-Service or using the PAPNET-Registered Trademark- System, as the case may be, by a final, nonappealable decree of a court of competent jurisdiction, NSI shall, if possible, replace or modify the PAPNET-Registered Trademark- System or PAPNET-Registered Trademark- Service so that the PAPNET-Registered Trademark-Service or PAPNET-Registered Trademark- System is non-infringing, or procure for Licensee the right to continue to sell the PAPNET-Registered Trademark- Service or use the PAPNET-Registered Trademark-System that is subject to such decree. In the event that Licensee or NSI is either preliminarily or permanently enjoined from marketing and distributing the PAPNET-Registered Trademark-Service in the Licensed Territory, but NSI is legally free to offer the PAPNET-Registered Trademark- Service in other parts of the United States or the world, then Licensee shall continue to be entitled for the period it is so enjoined during the Term of this Agreement to Royalties as provided in Section 3.1(b) of this Agreement. Except for the indemnification provided in Section 10.1(ii), the foregoing states the entire liability of Licensee or NSI, as the case may be, to the other with respect to infringement of any proprietary rights of any third party, and Licensee and NSI hereby expressly waive any other such liabilities that each may have against the other and its directors, officers, employees, agents, representatives and affiliates.

10.  INDEMNIFICATION.

     10.1 INDEMNIFICATION BY NSI. NSI shall, at its sole cost and expense, indemnify and hold Licensee and its directors, officers, employees, agents, representatives and affiliates harmless with respect to any liabilities, damages, losses, costs and expenses, including reasonable attorney's fees (any or all of the foregoing being hereinafter referred to as a "Loss"), insofar as such Loss arises out of or is based upon (i) a misrepresentation or breach (or alleged misrepresentation or breach) by NSI of its warranties, covenants and agreements contained herein, (ii) a claim that the PAPNET-Registered Trademark-System, the PAPNET-Registered Trademark- Service, the Intellectual Property, the Patents, or the NSI Technology licensed hereunder, as used within the scope of this Agreement, infringes or violates any proprietary rights of any third party; or (iii) any injury to person or property resulting from use of the PAPNET-Registered Trademark- System, the PAPNET-Registered Trademark- Service, or other NSI Technology, except to the extent that such injury is proximately caused by the gross negligence or intentional misconduct of Licensee or Licensee's employees.

     10.2  INDEMNIFICATION BY LICENSEE.   Licensee shall, at its sole cost
and expense, indemnify and hold NSI and its directors, officers, employees, agents, representatives and affiliates harmless with respect to any liabilities, damages, losses, costs and expenses, including reasonable attorney's fees (any or all of the foregoing being hereinafter referred to as a "Loss"), insofar as such Loss arises out of or is based upon a misrepresentation or breach (or alleged misrepresentation or breach) by the Licensee of its warranties, covenants and agreements contained herein.

     10.3  NOTICE OF CLAIM; DEFENSE.  Each person indemnified under Sections
10.1 and 10.2 above (an "Indemnified Person") agrees that, upon the service of a summons or other initial legal process upon the Indemnified Person in any action or proceeding, or upon the Indemnified Person's receipt of written notification of the commencement of any investigation, inquiry, or proceeding in respect of which indemnity may be sought by the Indemnified Person under
Section 10.1 or 10.2 above, the Indemnified Person will promptly give written notice (the "Notice") of such service or notification to the party from whom indemnification may be sought hereunder (the "Indemnifying Party"). No indemnification provided for in Section 10.1 or 10.2 above shall be available to any Indemnified Person who shall fail so to give the Notice, if the Indemnifying Party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related, to the extent the Indemnifying Party was prejudiced by the failure to give the Notice; but the omission so to notify such Indemnifying Party of any such service or notification shall not relieve such Indemnifying Party from any liability which it may have to any Indemnified Person for contribution or otherwise than on account of such Sections. An Indemnifying Party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an Indemnified Person. An Indemnifying Party shall be entitled, if it so elects within a reasonable amount of time after receipt of the Notice, by giving written notice (herein called the "Notice of Defense") to all Indemnified Persons, to assume the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the Indemnifying Party, by counsel chosen by the Indemnifying Party reasonably satisfactory to the Indemnified Persons; PROVIDED, HOWEVER, that (i) if any Indemnified Person reasonably determines that there may be a conflict between the positions of the Indemnifying Party and of such Indemnified Person in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Indemnified Person different from or in addition to those available to the Indemnifying Party, then counsel for the Indemnified Person shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the Indemnified Person and (ii) in any event, the Indemnified Person shall be entitled to have counsel chosen by such Indemnified Person participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an Indemnifying Party gives a Notice of Defense and the counsel chosen by the Indemnifying Party is reasonably satisfactory to the Indemnified Person, the Indemnifying Party will not be liable under Section
10.1 or 10.2 for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the Indemnifying Party shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the Indemnifying Party shall bear such other expenses as it has authorized to be incurred by the Indemnified Person. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the Indemnifying Party shall be responsible for any legal or other expenses incurred by the Indemnified Persons in connection with the defense of the action, suit, investigation, inquiry or proceeding. No Indemnifying Party will, without the prior written consent of an Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person and each controlling person thereof from all liability arising out of such claim, action, suit or proceeding.

11.  CONFIDENTIALITY.

     During the Term of this Agreement and thereafter, each of NSI and Licensee shall keep strictly confidential all information of the other which is secret and proprietary. The parties shall not reveal or disclose the same to any person or entity without the prior written consent of the other party; provided, however, that either party may disclose such information pursuant to a subpoena, order, statute, rule or other legal requirement promulgated or imposed by a court or by a judicial, regulatory or legislative body or agency in which such party is involved; and provided, further, that either party may disclose to the extent its counsel determines in good faith that such disclosure is necessary to comply with applicable securities laws. In the event that either party discloses such confidential information in accordance with the previous sentence, such party shall immediately notify the other party.

12.  TERM AND TERMINATION.

     (a) The initial Term of this Agreement shall continue from the date hereof until December 31, 2025. The Term of this Agreement may be extended by the Licensee for an additional twenty (20) year Term upon written notice to NSI within six (6) months preceding the expiration of the initial Term, and the payment to NSI of a renewal fee equal to the net present value of twenty (20) years of annual Royalties at the average monthly rate payable in the twelve months immediately preceding the date of the notice, determined by using a discount rate equal to the prevailing prime rate on the date of the notice, as published in the Wall Street Journal.

     (b) This Agreement may not be terminated or cancelled except upon the expiration of its initial or additional Term other than by written agreement of the parties.

     (c) Upon termination of this Agreement (i) Licensee shall, at its expense, return to NSI any of NSI's marketing literature, packaging or Confidential Information and all copies thereof in its possession and certify in writing that the same have been returned and deliver to NSI all information as is necessary and useful for NSI to market the PAPNET-Registered Trademark- Service, including, without limitation, information in possession of Licensee relating to Clients, (ii) Licensee shall immediately cease representing itself as authorized to sell NSI products and services, and (iii) the parties shall otherwise cooperate in order to effect an orderly termination.

13.  ARBITRATION.

     Except as otherwise provided herein, the parties hereto agree that the sole and exclusive remedy for any dispute between the parties arising out of or relating to this Agreement shall be resolved by arbitration conducted in The City of Columbus, Ohio in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association, except that the arbitrators shall have no power to alter or modify any express provision of this Agreement, or to render any award which by its terms effects any such alteration or modification. Judgment upon the award rendered may be entered by any court having jurisdiction in the State of Ohio. If any action or proceeding is brought to enforce the decision of the arbitrators, the prevailing party shall be entitled to recover its reasonable attorney's fees and other costs incident to such action or proceeding. The provisions of this Article 13 shall not affect the right of any party to seek provisional legal or equitable remedies. The law of Ohio shall be applied to any dispute under arbitration. The parties warrant and represent that the filing of an arbitration demand will not prevent, allow, or excuse the parties from meeting their obligations under this Agreement during the time any such dispute is being resolved. Day to day business functions will continue uninterrupted during the arbitration period.

14.  MISCELLANEOUS.

     14.1  RULES OF CONSTRUCTION.

      (a) As used in this Agreement, neutral pronouns and any variations thereof shall be deemed to include the feminine and masculine and all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Annexes hereto, as the same may from time to time be amended or supplemented, and not to any subdivisions contained in this Agreement. The word "including" when used herein is not intended to be exclusive and means "including, without limitation". References herein to "dollars", "United States $" and "$" are to United States dollars. References herein to Article, Section, subsection or Exhibit shall refer to the appropriate Article, Section, subsection or Exhibit in or to this Agreement.

     (b) The following guiding and primary rules of construction shall be applied to this Agreement and to any dispute hereunder:

          (i) that the terms of this Agreement will be construed against termination of this Agreement or forfeiture of any right hereunder;

          (ii) that the terms of this Agreement will be construed in favor of providing Licensee the opportunity to maximize the economic benefits available hereunder from the promotion of the PAPNET-Registered Trademark-System, the PAPNET-Registered Trademark- Service and the NSI Technology in the Licensed Territory, and to realize its proportionate share under
     Section 3.1(b) hereof of the worldwide market for the PAPNET-Registered Trademark- System, the PAPNET-Registered Trademark- Service and the NSI Technology;

          (iii) that each term of this Agreement will be construed, wherever reasonable, in a manner consistent with the understanding of the term by the parties as manifested by their established course of dealing; and

          (iv) that each term of this Agreement imposes on the parties an obligation of good faith and fair dealing in its performance and enforcement.

     14.2 NO ADVERSE ACTIONS. Licensee agrees to take no action that could materially adversely affect the business, operations or prospects of NSI. NSI agrees to take no action that could materially adversely affect the business, operations or prospects of Licensee.

     14.3 INDEPENDENT CONTRACTORS. It is expressly agreed that the parties hereto are acting hereunder as independent contractors and not joint venturers, and under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose. This Agreement shall not be construed as authority for either party to act for the other party in any agency or other capacity, or to make commitments of any kind for the account of or on behalf of the other except to the extent and for the purposes expressly provided for and set forth herein.

     14.4 ASSIGNMENT; SUBLICENSING. This Agreement and the licenses herein granted are not assignable by either party (nor are the licenses sublicensable by Licensee) without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Licensee may assign this Agreement to any corporation which is a wholly-owned subsidiary of Licensee without such consent. Neither party may pledge or otherwise grant a security interest in this Agreement or the licenses granted hereby, but may grant a security interest in any payments to which it is entitled hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

     14.5 WAIVER; REMEDIES. No failure on the part of any party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     14.6 SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

     14.7 CHOICE OF LAW. This Agreement and the performance hereof shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to principles of conflicts of laws).

     14.8 NOTICE. All notices, invoices, consents or other communications required or permitted to be given by either party to the other shall be in writing (including facsimile or similar writing) and shall be given by facsimile, Federal Express or similar courier service, or by certified or registered mail, postage prepaid as follows:

     (a)  If to NSI:

          Neuromedical Systems, Inc.
          Two Executive Boulevard
          Suffern, New York 10901-4164
          Attn:  John B. Henneman, III
          Vice President of Corporate Development and General Counsel
          Facsimile:  (914) 368-3896


          With a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York  10004
          Attn:  Paul M. Reinstein
          Facsimile:  (212) 859-4000

     (b)  If to Licensee:

           . . . . . . . . . .
           . . . . . . . . . .
           . . . . . . . . . .
           . . . . . . . . . .

or at such other address or facsimile number (or other similar number) as any party may from time to time specify to the other party hereto. Any notice, consent or other communication required or permitted to be given hereunder shall be deemed to have been given on the date of mailing, personal delivery or facsimile (provided the appropriate answer back is received) thereof and shall be conclusively presumed to have been received on the second business day following the date of mailing or, in case of personal delivery, the actual day of personal delivery thereof, or, in the case of facsimile delivery, when such facsimile is transmitted, except that a change of address shall not be effective until actually received.

     14.9 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties with respect to such subject matter. It may not be released, discharged, changed or modified except by an instrument in writing signed by a duly authorized representative of each of the parties.

     14.10 HEADINGS. The headings used in this Agreement are for reference purposes only and shall not be construed to limit or further define any term or provisions hereof.

     14.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date first written above.


                              NEUROMEDICAL SYSTEMS, INC.


                              By:  . . . . . . . . . .
                                      Mark R. Rutenberg,
                                      President and Chief Executive Officer



                               . . . . . . . . . . . .


                              By:  . . . . . . . . . .
                                   President

                                   EXHIBIT B

                           AMOUNTS PAYABLE TO HOLDERS


                           HOLDERS               AMOUNT
                           -------               ------
                 Papnet of Ohio, Inc.           $752,445

                 Cytology Indiana, Inc.         $ 96,029

                 Indiana Cytology Review        $ 45,460
                 Company

                 ER Group, Inc.                 $285,808

                 Carolina Cytology Warrant      $285,808
                 Partnership

                 GRK Partners                   $186,211
